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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

To Pulitzer Publishing Company:

We consent to the incorporation by reference in Registration Statements Nos. 33-14107, 33-14108, 33-56263, 33-56265 and 333-26329 of Pulitzer Publishing
Company on Form S-8 of our reports dated February 6, 1998 (February 27, 1998 as to the last paragraph of Note 3), appearing in this Annual Report on Form 10-K of Pulitzer Publishing Company for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP


Saint Louis, Missouri
March 25, 1998